UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 19, 2025

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	XPLR INFRASTRUCTURE, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	XIFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 19, 2025, Glenn Portfolio Holdings, LLC (Glenn Holdings), an indirect subsidiary of XPLR Infrastructure, LP (XPLR), entered into an approximately $550 million limited-recourse senior secured variable rate term loan facility maturing in December 2030 with borrowings thereunder subject to specified conditions. Interest on the borrowings will be based on an underlying index plus a specified margin, payable quarterly, and the principal will be partially amortizing on a semi-annual basis. Upon funding of the loan, Glenn Holdings plans to enter into interest rate swaps to hedge against interest rate movements with respect to interest payments on the loan. The loan is secured by all of the assets of, and the equity interests in, Glenn Holdings and its subsidiaries, which are expected to include renewable energy projects with a combined net generating capacity of approximately 544 MW. The loan agreement contains default and related acceleration provisions for the failure to make required payments, failure to comply with certain covenants, certain bankruptcy related events, and other actions by Glenn Holdings or other parties as specified in the loan agreement.

Additionally, on December 18, 2025, indirect subsidiaries of XPLR borrowed a total of approximately $169 million under two limited-recourse senior secured variable rate term loan facilities. As of December 19, 2025, a total of approximately $105 million was available under these two facilities, subject to specified conditions.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The information set forth in Item 2.03 of this Current Report on Form 8-K regarding project-level financings is consistent with XPLR’s expected 2025-2026 financing plan as previously outlined in its third quarter 2025 earnings materials.

This Form 8-K includes references to forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from such forward-looking statements. The factors that could cause actual results to differ are discussed in XPLR’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 19, 2025

XPLR INFRASTRUCTURE, LP
(Registrant)

WILLIAM J. GOUGH
William J. Gough Controller (Principal Accounting Officer)